UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 29, 2005

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California		94566
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

See Item 3.02 below.

Item 3.02. Unregistered Sales of Equity Securities.

On September 29, 2005, Lipid Sciences, Inc. (the “Company”) entered into agreements with certain institutional and accredited investors unaffiliated with the Company (the “Investors”) for a private placement of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and certain warrants to purchase Common Stock.  The Company will receive approximately $7.2 million in gross proceeds at closing, subject to customary closing conditions, with the potential to raise approximately $4.5 million in additional gross proceeds upon the exercise of warrants.  The placement agent for the transaction received a placement fee of 6% of the gross proceeds received by the Company.

In connection with the private placement, the Company entered into (i) a Securities Purchase Agreement (the “Purchase Agreement”) with the Investors pursuant to which the Company, among other things, will issue and sell to such Investors 2,430,198 shares of Common Stock at a purchase price of $2.98 per share, and certain warrants to purchase up to 1,944,153 shares of Common Stock (subject to adjustment as provided therein), and (ii) a Registration Rights Agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company, among other things, is obligated to file with the United States Securities and Exchange Commission a registration statement (the “Registration Statement”) registering the resale of shares of Common Stock issued to the Investors under the Purchase Agreement and upon exercise of the warrants issued pursuant to the Purchase Agreement (the “Registration Statement”).

Pursuant to the Purchase Agreement, the Company will issue two series of warrants, designated Series A and Series B, to the Investors under the Purchase Agreement.  Each Series A Warrant (the “Series A Warrants”) (1) entitles the holder thereof to purchase a number of shares of Common Stock equal to the product of (i) the number of shares of Common Stock being purchased by such Investor pursuant to the Purchase Agreement and (ii) 0.30, (2) have an exercise price equal to $4.20 (subject to adjustment as provided therein), and (3) expire on the fifth anniversary of the closing date of the Purchase Agreement.  Each Series B Warrant (the “Series B Warrants” and together with the Series A Warrants, the “Warrants”) (A) entitles the holder thereof to purchase a number of shares of Common Stock equal to the product of (x) the number of shares of Common Stock being purchased by such Investor pursuant to the Purchase Agreement and (y) 0.50, (B) have an exercise price equal to $3.73 (subject to adjustment as provided therein), and (C) expire on the date that is 90 days after the effective date of the Registration Statement.  The Purchase Agreement and Warrants provide that the aggregate maximum number of shares that the Company can issue under the Purchase Agreement and the Warrants is subject to a cap of 19.99% of the outstanding shares of Common Stock prior to the closing of the Purchase Agreement.

Copies of the form of Purchase Agreement, Warrants and the Registration Rights Agreement entered into by the Company and the Investors are filed herewith as Exhibits and are incorporated herein by reference.

The transaction was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Regulation D promulgated thereunder, as a transaction not involving a public offering, and in reliance on similar exemptions under applicable state laws.

Item 7.01. Regulation FD Disclosure.

On September 29, 2005, the Company issued a press release announcing that the Company had entered the Purchase Agreement in connection with the private placement of the Common Stock and Warrants to the Investors.  A copy of the press release containing such announcement is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits.

Exhibit	Description

4.1	Form of Series A Warrant, issued by Lipid Sciences, Inc. to the Investors.

4.2	Form of Series B Warrant, issued by Lipid Sciences, Inc. to the Investors.

4.3	Form of Registration Rights Agreement, dated as of September 28, 2005, by and among Lipid Sciences, Inc. and the Investors.

10.1	Form of Securities Purchase Agreement, dated as of September 28, 2005, by and among Lipid Sciences, Inc. and the Investors.

99.1	Press Release dated September 29, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: September 29, 2005	By:	/s/ Sandra Gardiner
Name: Sandra Gardiner
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Series A Warrant, issued by Lipid Sciences, Inc. to the Investors.

4.2	Form of Series B Warrant, issued by Lipid Sciences, Inc. to the Investors.

4.3	Form of Registration Rights Agreement, dated as of September 28, 2005, by and among Lipid Sciences, Inc. and the Investors.

10.1	Form of Securities Purchase Agreement, dated as of September 28, 2005, by and among Lipid Sciences, Inc. and the Investors.

99.1	Press Release dated September 29, 2005.